Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Results for First Quarter of Fiscal 2011
Revenue growth, up 41 percent year-over-year, driven by solid performance across all geographic regions
SEATTLE, WA—January 19, 2011— For the first quarter of fiscal 2011, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $268.9 million, up 5.8 percent from $254.3 million in the prior quarter and 40.7 percent from $191.2 million in the first quarter of fiscal 2010.
GAAP net income was $55.7 million ($0.68 per diluted share), compared to $48.2 million ($0.59 per diluted share) in the prior quarter and $29.3 million ($0.36 per diluted share) in the first quarter a year ago.
Excluding the impact of stock-based compensation net of tax, non-GAAP net income was $72.2 million ($0.88 per diluted share), compared to $63.9 million ($0.79 per diluted share) in the prior quarter and $41.4 million ($0.52 per diluted share) in the first quarter of fiscal 2010.
Both GAAP and non-GAAP results reflect reinstatement of the R&D tax credit passed by Congress in December. A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“Coming off a very strong fourth quarter, the company achieved solid revenue and earnings growth in the first quarter of fiscal 2011,” said John McAdam, F5 president and chief executive officer. “Product revenue was up nearly 44 percent from the first quarter of fiscal 2010, and service revenue grew more than 35 percent during the same period. On a regional basis, all geographies delivered sequential and year-over-year gains, led by Asia Pacific where revenue was up 11 percent from the prior quarter and 62 percent from the first quarter a year ago. Underpinning the continued strength in our service business, deferred revenue grew 10.9 percent to $287.8 million from the previous quarter.
“Solid revenue growth, stable gross margins and disciplined execution enabled us to achieve a non-GAAP operating margin of just over 38 percent. Consistent with our policy of hiring behind revenue, we added 120 new employees, approximately half of them in sales and sales support,” McAdam said.
During the first quarter F5 generated $103 million in cash from operations, and after repurchasing 197,644 shares of its outstanding common stock, the company ended the quarter with $952 million in cash and investments.
For the current quarter, ending March 31, management has set a revenue goal of $275 million to $280 million with a GAAP earnings target of $0.65 to $0.67 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.84 to $0.86 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	March 31, 2011
Reconciliation of Expected Non-GAAP Second Quarter Earnings	Low	High

Net income	$53.3	$54.9
Stock-based compensation expense, net of tax	$15.7	$15.7

Non-GAAP net income excluding stock-based compensation expense	$69.0	$70.6

Net income per share — diluted	$0.65	$0.67

Non-GAAP net income per share — diluted	$0.84	$0.86

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking (ADN), focused on ensuring the secure, reliable, and fast delivery of applications. F5’s flexible architectural framework enables community-driven innovation that helps organizations enhance IT agility and dynamically deliver services that generate true business value. F5’s vision of unified application and data delivery offers customers an unprecedented level of choice in how they deploy ADN solutions. It redefines the management of application, server, storage, and network resources, streamlining application delivery and reducing costs. Global enterprise organizations, service and cloud providers, and Web 2.0 content providers trust F5 to keep their business moving forward. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation — Stock Compensation (“FASB ASC Topic 718”).
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
# # #

F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2010	2010
Assets
Current assets
Cash and cash equivalents	$168,133	$168,754
Short-term investments	317,439	259,742
Accounts receivable, net of allowances of $3,444 and $4,319	141,986	112,132
Inventories	18,184	18,815
Deferred tax assets	8,657	8,767
Other current assets	30,140	37,745

Total current assets	684,539	605,955

Property and equipment, net	35,520	34,157
Long-term investments	466,702	433,570
Deferred tax assets	39,327	37,864
Goodwill	234,700	234,700
Other assets, net	15,049	15,946

Total assets	$1,475,837	$1,362,192

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$31,254	$21,180
Accrued liabilities	64,096	61,768
Deferred revenue	232,516	204,137

Total current liabilities	327,866	287,085

Other long-term liabilities	17,601	16,153
Deferred revenue, long-term	55,271	55,256

Total long-term liabilities	72,872	71,409

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 80,732 and 80,355 shares issued and outstanding	534,194	517,215
Accumulated other comprehensive loss	(4,482)	(3,241)
Retained earnings	545,387	489,724

Total shareholders’ equity	1,075,099	1,003,698

Total liabilities and shareholders’ equity	$1,475,837	$1,362,192

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended	Three months ended	Three months ended
	December 31,	September 30,	December 31,
	2010	2010	2009
Net revenues
Products	$171,492	$164,972	$119,218
Services	97,442	89,302	71,938

Total	268,934	254,274	191,156

Cost of net revenues (1)
Products	31,614	31,045	26,042
Services	17,349	15,783	13,087

Total	48,963	46,828	39,129

Gross Profit	219,971	207,446	152,027

Operating expenses (1)
Sales and marketing	86,825	80,696	65,642
Research and development	32,606	31,571	26,720
General and administrative	20,684	18,876	15,953

Total	140,115	131,143	108,315

Income from operations	79,856	76,303	43,712
Other income, net	2,545	68	1,705

Income before income taxes	82,401	76,371	45,417
Provision for income taxes (1)	26,738	28,136	16,138

Net Income	$55,663	$48,235	$29,279

Net income per share — basic	$0.69	$0.60	$0.37

Weighted average shares — basic	80,644	80,268	78,906

Net income per share — diluted	$0.68	$0.59	$0.36

Weighted average shares — diluted	81,648	81,253	80,333

Non-GAAP Financial Measures

Net income as reported	$55,663	$48,235	$29,279
Stock-based compensation expense, net of tax (3)	16,536	14,702	12,130
Legal settlement, net of tax (2)	—	950	—

Net income excluding stock-based compensation expense & legal settlement (non-GAAP)	$72,199	$63,887	$41,409

Net income per share excluding stock-based compensation expense & legal settlement (non-GAAP) — diluted	$0.88	$0.79	$0.52

Weighted average shares — diluted	81,648	81,253	80,333

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,228	$2,002	$1,599
Sales and marketing	8,733	7,565	6,717
Research and development	5,888	5,224	4,869
General and administrative	6,091	4,991	3,879
Tax effect of stock-based compensation	(6,404)	(5,080)	(4,934)

	$16,536	$14,702	$12,130

(2) Includes legal settlement as follows:
Legal settlement	$—	$1,500	$—
Tax effect of legal settlement	—	(550)	—

	$—	$950	$—

(3)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended
	December 31,
	2010	2009

Operating activities
Net income	$55,663	$29,279
Adjustments to reconcile net income to net cash provided by operating activities:
Realized (gain) loss on disposition of assets and investments	(212)	1
Stock-based compensation	22,940	17,064
Provisions for doubtful accounts and sales returns	228	949
Depreciation and amortization	5,250	5,994
Deferred income taxes	(888)	6,533
Loss on auction rate securities put option	—	519
Gain on trading auction rate securities	—	(519)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(30,082)	(2,633)
Inventories	632	(1,000)
Other current assets	7,771	(1,323)
Other assets	(213)	(2,298)
Accounts payable and accrued liabilities	13,657	(6,871)
Deferred revenue	28,393	28,297

Net cash provided by operating activities	103,139	73,992

Investing activities
Purchases of investments	(251,499)	(119,672)
Sales and maturities of investments	159,850	82,323
Investment of restricted cash	(39)	(1)
Purchases of property and equipment	(5,491)	(3,648)

Net cash used in investing activities	(97,179)	(40,998)

Financing activities
Excess tax benefits from stock-based compensation	10,130	4,685
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	8,842	13,727
Repurchase of common stock	(24,998)	(15,000)

Net cash (used in) provided by financing activities	(6,026)	3,412

Net (decrease) increase in cash and cash equivalents	(66)	36,406
Effect of exchange rate changes on cash and cash equivalents	(555)	42
Cash and cash equivalents, beginning of period	168,754	110,837

Cash and cash equivalents, end of period	$168,133	$147,285